                                                                     EXHIBIT 21


                     MONTHLY CERTIFICATEHOLDERS' STATEMENT

                          Discover Card Trust 1991 D

                     -------------------------------------

                                  CREDIT CARD

                          PASS-THROUGH CERTIFICATES

                     -------------------------------------

     Under the Pooling and Servicing Agreement dated as of Oct. 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"), Discover Receivables Financing Group Inc and Wilmington Trust Company, as Trustee ,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution of February 18, 1997, and with respect to the performance of the Trust during the Due Period ended in January 31, 1997, is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

     Information Regarding the Current Monthly Distribution (stated on the basis of $1,000 original principal amount).
--------------------------------


1. The total amount of the distribution to Class A Certificateholders on
   February 18, 1997, per $1,000 interest .......... $        0.000000000

2. The total amount of the distribution to Class B Certificateholders on
   February 18, 1997, per $1,000 interest .......... $        0.000000000

3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 interest
   ................................................. $        0.000000000

4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates, per $1,000 interest
   ................................................. $        0.000000000






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5. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 interest
   .................................................... $        0.000000000

6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates, per $1,000 interest
   .................................................... $        0.000000000


Information Regarding the Performance of the Trust.
---------------------------------------------------

1. Collections of Receivables.
------------------------------

  (a) The aggregate amount of Finance Charge Collections processed during the
      related Due Period .............................. $       7,280,622.20

  (b) The aggregate amount of Principal Collections processed during the
      related Due Period .............................. $      96,242,501.82

  (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Investor
      Certificates .................................... $       5,524,536.12

  (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Investor
      Certificates .................................... $      73,028,810.39

  (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class A
      Certificates .................................... $       5,022,173.19

  (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class A
      Certificates .................................... $      66,388,077.76

  (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class B
      Certificates .................................... $         502,362.93

  (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class B
      Certificates .................................... $       6,640,732.63

  (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Seller
      Certificate ..................................... $       1,756,086.08





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  (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Seller
      Certificate ..................................... $      23,213,691.43


2. Principal Receivables in the Trust; Principal Funding Account.

  (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in January 31, 1997 (which reflects the Principal Receivables represented by the Seller Certificate and the
      Investor Certificates) .......................... $     482,152,256.82

  (b) The amount of Principal Receivables in the Trust represented by the Class A Certificates  (the "Class A Interest") as of the Due
      Period Ended in January 31, 1997 ................ $     350,000,000.00

  (c) The amount of Principal Receivables in the Trust represented by the Class B Certificates (the "Class B Interest") as of the Due
      Period Ended in January 31, 1997 ................ $      35,000,000.00

  (d) The Class A Interest and the Class B Interest set forth in paragraph 2
      (b) and 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph 2 (a)
      above ............................................       79.85%


  (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph
      2 (a) above .....................................       72.59%

  (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph
      2 (a) above .....................................       7.26%

  (g) The Aggregate Invested Amount as of the end of the current Distribution
      Date ...........................................  $     385,000,000.00

  (h) The Invested Amount as of the end of the current Distribution Date with
      respect to the Class A Certificates ............  $     350,000,000.00

  (i) The Invested Amount as of the end of the current Distribution Date with
      respect to the Class B Certificates ............. $      35,000,000.00

  (j) The total amount to be deposited into the Principal Funding Account in respect of Principal Collections on such Distribution
      Date ............................................ $               0.00






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  (k) The amount of the deposit referred to in paragraph 2(j) which was allocated in respect of the Class A Certificates
      ................................................. $               0.00


  (l) The amount of the deposit referred to in paragraph 2(j) into the Principal Funding Account on such Distribtion Date which was allocated in
      respect of the Class B Certificates ............. $               0.00

  (m) The total amount on deposit in the Principal Funding Account on such Distribution Date (after giving effect to the deposit referred to in
      paragraph 2(j) .................................. $               0.00

  (n) The total amount on deposit in the Principal Funding Account on such Distribution Date for the benefit of the Class A Certificates (after giving effect to the deposit referred to in paragraph 2(k)
      ................................................. $               0.00

  (o) The total amount on deposit in the Principal Funding Account on such Distribution Date for the benefit of the Class B Certificates (after giving effect to the deposit referred to in paragraph 2(l)
      ................................................. $               0.00

  (p) The total amount of Investment Income since the last Distribution Date
      ................................................. $               0.00

  (q) The total amount of Investment Income since the last Distribution Date in
      respect of the Class A Certificates ............. $               0.00

  (r) The total amount of Investment Income since the last Distribution Date in
      respect of the Class B Certificates ............. $               0.00

  (s) The Deficit Accumulation Amount (after giving effect to the deposit
      referred in paragraph 2(j)....................... $               0.00


3. Interest Funding Account.
----------------------------

  (a) The total amount to be deposited into the Interest Funding Account in respect of Certificate Interest on such Distribution Date
      ................................................. $       2,577,604.16

  (b) The   amount of Certificate Interest to be deposited into the Interest
      Funding Account on such Distribtion Date in respect of the Class A
      Certificates .................................... $       2,333,333.33





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  (c) The amount of Certificate Interest to be deposited into the Interest
      Funding Account on such Distribution Date in respect of the Class B
      Certificates .................................... $         244,270.83

  (d) The total amount on deposit in the Interest Funding Account in respect of Certificate Interest on such Distribution Date (after giving effect to
      the deposit referred to in paragraph 3(a) ........$      10,310,416.64

  (e) The total amount of Certificate Interest on deposit in the Interest Funding Account on such Distribution Date in respect of the Class A Certificates (after giving effect to the deposit referred to in paragraph
      3(b) ............................................ $       9,333,333.32

  (f) The total amount of Certificate Interest on deposit in the Interest Funding Account on such Distribution Date in respect of the Class B Certificates (after giving effect to the deposit referred to in paragraph
      3(c) ............................................ $         977,083.32


4. Investor Charged-Off Amount.

  (a) The aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in January 31, 1997 allocable to the Investor Certificates (the "Investor Charged-Off Amount")
      ................................................. $        1,768,455.46

  (b) The aggregate amount of Receivables charged-off as Uncollectible during the Due Period ended in January 31, 1997 allocable to the
      Class A Certificates (the "Class A Charged-Off
      Amount")......................................... $        1,607,644.41

  (c) The sum of (i) the aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in January 31,
      1997 allocable to the Class B Certificates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c) (i)(C)(the "Class
      B Charged-Off Amount") .......................... $       1,465,837.29

  (d) The Cumulative Class A Charged-Off Amount on
      February 18, 1997 ............................... $               0.00

  (e) The Cumulative Class B Charged-Off Amount on
      February 18, 1997 ............................... $               0.00






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5. Investor losses; Reimbursement of Charge-Offs.
-------------------------------------------------

  (a) The amount of Class A Investor Loss, as defined in Section
      4.06 (b) of the Agreement, during the Due Period ended in January
      31, 1997  ....................................... $               0.00

  (b) The amount of Class B Investor Loss, as defined in Section
      4.06 (b) of the Agreement, during the Due Period ended in January
      31, 1997  ....................................... $               0.00

  (c) The amount of Class A Investor Loss set forth in Paragraph 5 (a) above, per $1,000 interest (which will have the effect of reducing, pro rata, the amount of each Class A Certficateholder's
      investment)  .................................... $        0.000000000

  (d) The amount of Class B Investor Loss set forth in Paragraph 5 (b) above, per $1,000 interest (which will have the effect of reducing, pro rata, the amount of each Class B Certficateholder's
      investment)  .................................... $        0.000000000

  (e) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect
      of Class A Investor Losses in prior months ...... $               0.00

  (f) The total amount reimbursed to the Trust in the current month pursuant to Section 4.06 (c) of the Agreement, if any, in respect
      of Class B Investor Losses in prior months ...... $               0.00

  (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each
      Class A Certificateholder's investment) ......... $        0.000000000

  (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each
      Class B Certificateholder's investment) ......... $        0.000000000

  (i) The aggregate amount of Class A Investor Losses in the Trust as of the end of the day on February 18,
      1997  ........................................... $               0.00

  (j) The aggregate amount of Class B Investor Losses in the Trust as of the end of the day on February 18,
      1997  ........................................... $               0.00





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  (k) The amount set forth in paragraph 5 (i) above, per $1,000 interest
      (which will have had the effect of reducing, pro rata, the amount
      of Class A Certificateholder's investment) ...... $        0.000000000

  (l) The amount set forth in paragraph 5 (j) above, per $1,000 interest (which will have had the effect of reducing, pro rata, the amount
      of Class B Certificateholder's investment) ...... $        0.000000000


6. Investor Servicing Fee.

  (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of January 31,
      1997  ........................................... $        583,304.30

  (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of January 31,
      1997  ........................................... $         58,347.34

7. Available Subordinated Amount.

  (a) The amount available to be applied pursuant to Sections 4.03 (c)
      (i) (B) and (C) of the Agreement as of the end of the day on
      February 18, 1997  .............................. $     35,000,000.00


  (b) The amount set forth in paragraph 7(a) above as a percentage of the Class
      A Interest.  ....................................              10.00%


8. Available Class B Credit Enhancement Amount.

  (a) The amount available to be drawn under the Class B Credit
      Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on February 18,
      1997  ........................................... $    26,950,000.00





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  (b) The amount set forth in paragraph 8 above as a percentage of the Class B
      Interest.  ......................................              77.00%


9. The Pool Factor.
-------------------

    The Pool Factor represents the ratio of the amount of the Class A Invested amount as of the end of the day on February 18, 1997 to the amount of the Class A Invested Amount as of the Closing Date. The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's Certificate by the Pool Factor
    ...................................................         1.00000000

    The Pool Factor represents the ratio of the amount of the Class B Invested amount as of the end of the day on February 18, 1997 to the amount of the Class B Invested Amount as of the Closing Date. The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B
    Certificateholder's Certificate by the Pool Factor ...........
    ...................................................         1.00000000


10. The aggregate outstanding balance of Receivables that were delinquent by 30 to 59 days as of the close of business on the last day of the Due Period
    related to such Distribution Date ................. $    11,111,256.05


11. The aggregate outstanding balance of Receivables that were delinquent by 60 days or more as of the close of business on the last day of the Due Period
    related to such Distribution Date ................. $    15,502,221.35



             Greenwood Trust Company as Servicer

                                     By: __________________________
                                     Title: Vice President, Director of
                                     Accounting and Treasurer





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                          MONTHLY SERVICER CERTIFICATE

                           DISCOVER CARD TRUST 1991 D

                     -------------------------------------

                                  CREDIT CARD

                           PASS-THROUGH CERTIFICATES

                     -------------------------------------


   The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of Oct. 1, 1991 (the "Pooling and Servicing Agreement") by and among Greenwood, Discover Receivables Financing Group Inc and Wilmington Trust Company, does hereby certify as follows:



   1. Greenwood is Servicer under the Pooling and Servicing Agreement.

   2. The undersigned is a Servicing Officer.

   3. The aggregate amount of Collections processed during the related Due
      Period was equal to ............................. $   103,523,124.02

   4. The aggregate amount of Class A Principal Collections processed by the Servicer during the related Due Period is equal to .........
      ................................................. $    66,388,077.76

   5. The aggregate amount of the Class A Finance Charge Collections processed by the Servicer during the related Due Period is equal to
      ................................................. $     5,022,173.19

   6. The sum of all amounts payable to the Class A Certificateholders on the
      current Distribution Date is equal to ........... $             0.00

   7. The aggregate amount of Class B Principal Collections processed by the Servicer during the related Due Period is equal to .........
      ................................................. $     6,640,732.63

   8. The aggregate amount of the Class B Finance Charge Collections processed by the Servicer during the related Due Period is equal to
      ................................................. $       502,362.93

   9. The amount of drawings under the Class B Credit Enhancement required to be made on the





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      succeeding Drawing Date pursuant to
      (a)  Section 4.03(c)(i)(G) is equal to........... $             0.00
      (b)  Section 4.03(c)(i)(H) is equal to........... $             0.00
      (c)  Section 4.05 is equal to.................... $             0.00

  10. The sum of all amounts payable to the Class B Certificateholders on the
      current Distribution Date is equal to ........... $              0.00

  11. The total amount to be deposited in the Principal Funding Account on the
      related Distribution Date is equal to ........... $              0.00

  12. The total amount on deposit in the Principal Funding Account (after giving effect to the deposit referred to in Item 11 above) will be equal
      to .............................................. $              0.00

  13. The total amount to be deposited in the Interest Funding Account on the
      related Distribution Date is equal to ........... $      2,577,604.16

  14. The total amount on deposit in the Interest Funding Account (after giving effect to the deposit referred to in Item 13 above) will be equal
      to .............................................. $     10,310,416.64

  15. The Invested Amount as of the end of the current Distribution Date
      ................................................. $    385,000,000.00

      (a)  for the Class A Certificateholders will be equal to
           ............................................ $    350,000,000.00

      (b)  for the Class B Certificateholders will be equal to
           ............................................ $     35,000,000.00

  16. Attached hereto is a true copy of the statement required to be delivered
      by the Servicer on the date  of   this  Certificate  to  the   Trustee
      pursuant to section 5.02.


     IN WHITNESS WHEREOF , the undersigned has duly executed and and delivered this certificate this day of February 18, 1997



                                    GREENWOOD TRUST COMPANY, as Servicer

                                    By: ______________________________
                                    Title: Vice President, Director of
                                    Accounting and Treasurer





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                            Greenwood Trust Company
                            Cash Collateral Account
                        Monthly Portfolio Status Report
                           Discover Card Trust 1991 D

                    Due Period Ending:              01/31/97

PORTFOLIO STATUS                             LOSSES & DELINQUENCIES

                                        # of Accounts             Dollars
Ending Total Outstanding                      638,301      489,788,729.89

Total Principal Outstanding                       n/a      482,152,256.82

Total Finance Charge Outstanding                  n/a        7,636,473.07

Aggregate Investor Interest                       n/a      385,000,000.00

Delinquencies (90 days or greater)              3,502       10,085,044.35
  % of Ending Total Outstanding                   n/a            2.059060%

Investor Net Charge Offs                          n/a        1,768,455.46
Annualized % of Investor Interest                 n/a            5.512069%

Monthly Principal Payment Rate                    n/a           18.968522%


                                                      PAYMENTS & YIELD

Principal Payments
(Allocable to Investor Interest)                            73,028,810.39

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Interest)                             5,524,536.12

Annualized Gross Yield to Investor                              17.219333%